EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                                                    STATE OR OTHER
                                                                    JURISDICTION OF              PERCENTAGE
                                                                    INCORPORATION                OWNERSHIP
                                                                    --------------               ----------
PARENT
-------
1st State Bancorp, Inc.                                                Virginia                     N/A

SUBSIDIARY  (1)
---------------

1st State Bank                                                         North Carolina               100%

SUBSIDIARIES OF 1st STATE BANK (1)
----------------------------------

First Capital Services Company, LLC                                    North Carolina               100%

___________

(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as an exhibit.